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EXHIBIT 10.3

CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is entered into this 1st day of December 2000, by and between PayStar Communications Corporation, a corporation organized and existing pursuant to the laws of the state of Nevada with principal offices at 1110 West Kettleman Lane, Suite 48, Lodi, CA 95240 (hereinafter referred to as the "Client") and Jeff McKay, an individual with offices at 2400 Mauna Kea Drive, Ceres, CA 95307, (hereinafter referred to as the "Consultant").

RECITALS:

     WHEREAS, Consultant has been an employee of the Client since approximately October 1999, pursuant to the terms of an employment agreement dated October 1, 1999 (the "Employment Agreement");

     WHEREAS, the parties wish to mutually terminate the Employment Agreement and to enter into this consulting arrangement pursuant to the terms of this Agreement;

     WHEREAS, Client and Consultant wish, by means of this Agreement, to set forth the terms and conditions pursuant to which the Consultant will render consulting services to the Client.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and Consultant agree as follows:

     1. Appointment of Consultant. Client hereby retains the services of Consultant to perform the duties set forth herein. Consultant accepts such appointment and agrees to exert its diligent best efforts and to devote essentially his full-time efforts to providing the consulting services to the Client.

     2. Term. Term of this agreement shall be for six months commencing December 1, 2000.

     3. Cancellation of Employment Agreement. The Employment Agreement is hereby canceled and terminated effective the close of business on November 30, 2000. The parties waive any written notice requirement for termination by mutual written consent as set forth in section 14(b) of the Employment Agreement. Consultant hereby forfeits and waives any right to any bonuses, any unused vacation time, or any other benefits accrued as of the date of termination of the Employment Agreement. The Client acknowledges its obligation to pay for the Client's expenses incurred on consultant's American Express credit card in the amount of $226,889.43.

     4. Duties of Consultant. The Consultant hereby agrees to perform the following services on behalf of Client:

          a. Assist Client in sales of pay telephones and cashless ATM machines.

          b. Work with multimedia services in generating advertising revenues for the Client.

          c.     Consult generally with Client.

     5. Duties of Client. In connection with the activities to be undertaken in accordance with this Agreement, Client will provide to Consultant access to all appropriate business and other records reasonably necessary to Consultant in carrying out his consulting activities hereunder.

     6. Compensation. As compensation for his services rendered pursuant to the Client, the Client shall pay to Consultant a monthly fee of $15,000, payable semimonthly. The parties shall negotiate any additional fees for new business generated by Consultant for Client.

      7. Confidentiality of Information. Except as required in the ordinary course of Client's business, Consultant shall hold in confidence and not disclose to any person or entity without the express prior written authorization of Client, either during the term of this Agreement or any time thereafter, the names or addresses of any of Client's customers; Client's past or prospective dealings with its customers; the parties, dates, or terms if any of Client's contracts; any information, trade secrets, systems, processes or business methods, or any other secret or confidential matter relating to the customers or the business affairs of Client or any companies affiliated with Client. Consultant acknowledges that in the course of performing his duties he may have access to confidential information, the ownership and confidential status of which are highly important to Client and he agrees to comply with all known policies and procedures of Client for the protection of said confidential information. The term "confidential information" as used in this Agreement means (i) proprietary information of Client including, but not limited to, formulas, procedure, processes, materials, client lists and vendor lists; (ii) information marked or designated by Client as confidential; (iii) information whether or not in written form which is known by the Consultant to be treated by Client as confidential; and (iv) information provided to Consultant by third parties which Client is obligated to keep confidential. Consultant agrees as follows both during and after the term of this Agreement:

          a. That he will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Client's confidential information except as may be necessary in the performance of his duties for Client.
          b. Consultant agrees to exercise the highest degree of care in safeguarding Client's confidential information against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary to ensure the maintenance of confidentiality.

          c. Upon termination of this Agreement, or as otherwise requested by Client, will deliver promptly to Client all of Client's confidential information in whatever form that may be in his possession or under his control.

          d. Consultant agrees not to disclose Client's confidential information directly or indirectly under any circumstances or by any means to any third person without the express written consent of Client.

     8. Right to Client Materials. Consultant agrees that all documents are intangible media relating to Client's business, including, but not limited to the following; advertising literature, drawings, blueprints, notes, memorandum, specification, devices, mechanical pads, formula, lists, materials, books, files, reports, correspondence, records and other documents ("Client Materials"). Client Materials shall remain the property of Client. Client Materials constitute trade secrets of Client and shall not be disclosed to any other party except as expressly authorized by Client. Upon termination of the Agreement, for any reason, all Client Materials shall be returned immediately to Client, and Consultant shall not make or retain any copies thereof.

     9. Injunctive Relief. Both Client and the Consultant recognize that no adequate remedy at law exists in which to enforce the terms and conditions of this Agreement. Therefore, in the event the Consultant breaches the confidential or covenant not-to-compete provisions of this Agreement, then Client shall be entitled to injunctive relief prohibiting the continued breaches of the Agreement by the Consultant.

     10. Independent Contractor. The parties intend that Consultant be an independent contractor and not an agent or employee of the Client. Except for the compensation to be provided herein, Consultant shall not be entitled to any of the benefits provided by the Client to its employees. Consultant shall be responsible for and shall pay any and all state, federal, or local taxes on compensation paid to Consultant hereunder.

     11.     Termination.

          a.     The services of Consultant may be terminated at any time by:

               (i) Action of the Board of Directors of Client if Consultant is in substantial and willful default in the performance of his obligations, services, or duties hereunder, or has materially and willfully breached any provision of this Agreement, or has committed any act of dishonesty, fraud, misrepresentation, or other act of moral turpitude that would prevent the effective performance of Consultant's duties; or
               (ii) A determination by the Board of Directors that the Consultant has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties under this Agreement.

          b. All obligations of Client hereunder shall terminate upon the death of Consultant.

     12.     Assignment Rights.

          a. This Agreement is a personal contract, and the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. The Consultant shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, all rights and benefits of the Consultant shall be for the sole personal benefit of the Consultant and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Consultant; provided, however, that in the event of the Consultant's death, the Consultant's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to the Consultant pursuant to, and in accordance with, the terms of this Agreement.

          b. The Client shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

     13. Notices. Any notice to be given to Client under the terms of this Agreement shall be addressed to the Chairman of Client's Board of Directors, and any notice to be given to Consultant shall be addressed to him at his home address last shown on the records of Client, or at such other address as either party may hereafter designate in writing to the other. Any such notice (except notice of a change of address) shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Notice of a change of address shall be deemed given only when received.

     14. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     15. Governing Law and Binding Effect. This Agreement shall be interpreted and construed in accordance with the laws of the State of California and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

     16. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

     17. Severability. The invalidity or unenforceability of any provision hereof or any part of any provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof, and this Agreement shall be interpreted, construed and enforced as though the invalid or unenforceable provision were not contained herein.

     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     19. Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

CLIENT:                         PayStar Communications Corporation

                                By /s/ William D. Yotty
                                       William D. Yotty, Chairman


CONSULTANT:                        /s/ Jeff McKay
                                       Jeff McKay